Exhibit 10.1

SHAREHOLDER SUPPORT AGREEMENT

This SHAREHOLDER SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of January 5, 2024 by and among AlphaTime Acquisition Corp, a Cayman Islands exempted company (together with its successors, “SPAC”), HCYC Group Company Limited, a Cayman Islands exempted company (the “Company”), and the persons identified on Schedule A hereto who hold Shareholder Shares (as defined below) (each, a “Shareholder” and collectively the “Shareholders”).

WHEREAS, SPAC, the Company, HCYC Holding Company, a Cayman Islands exempted company (“PubCo”), ATMC Merger Sub 1 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub 1”), ATMC Merger Sub 2 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub 2”), and HCYC Merger Sub Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub 3”), are concurrently herewith entering into an Agreement and Plan of Merger (as the same may be amended, restated or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement) pursuant to which, among other things, SPAC will merge with and into Merger Sub 1, with SPAC being the surviving entity (the “First SPAC Merger”), (b) promptly following the First SPAC Merger (and in any case, no later than one Business Day thereafter), SPAC will merge with and into Merger Sub 2, with Merger Sub 2 being the surviving entity (the “Second SPAC Merger”, and together with the First SPAC Merger, the “Initial Mergers”), and (c) following the Initial Mergers, Merger Sub 3 will merge with and into the Company (the “Acquisition Merger” and together with the Initial Mergers, the “Mergers”), with the Company being the surviving entity and becoming a wholly owned subsidiary of PubCo; and

WHEREAS, each Shareholder is, as of the date of this Agreement, the sole legal owner of the number of outstanding ordinary shares of the Company (“Company Ordinary Shares”) set forth opposite such Shareholder’s name on Schedule A hereto (such Company Ordinary Shares owned by the Shareholders, together with any additional Company Ordinary Shares or other Company securities (including any securities convertible into or exercisable or for Company Ordinary Shares or other securities), whether by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon the exercise or conversion of any securities, acquired by the Shareholders after the date hereof and prior to the Outside Date being collectively referred to herein as the “Shareholder Shares”); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, SPAC and the Company have requested that each Shareholder enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement and the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Representations and Warranties of Shareholders

Each Shareholder hereby represents and warrants, severally and not jointly, to the Company, SPAC and the Acquisition Entities as follows:

1.1 Organization and Standing; Authorization. Such Shareholder, (a) if a natural person, is of legal age to execute this Agreement and is legally competent to do so, and (b) if the Shareholder is not a natural person, (i) has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of organization, (ii) has all requisite corporate or other entity power and authority, as applicable, to own, lease and operate its properties and to carry on its business as now being conducted, (iii) has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and (iv) is duly qualified or licensed and in good standing (to the extent that such concept applies) in the jurisdiction of organization and to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. If the Shareholder is not a natural person, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate proceedings on the part of such Shareholder are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby.

1.2 Binding Agreement. This Agreement has been or shall be when delivered, duly and validly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditor’s rights generally and to general principles of equity (collectively, the “Enforceability Exceptions”).

1.3 Governmental Approvals. No consent of or with any Governmental Authority on the part of such Shareholder is required to be obtained or made in connection with the execution, delivery or performance by such Shareholder of this Agreement or the consummation by such Shareholder of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Shareholder to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by such Shareholder will not (a) conflict with or violate any provision of the certificate of incorporation or formation, bylaws, limited liability company agreement or similar organizational documents (collectively, the “Organizational Documents”) of such Shareholder, if and as applicable, (b) conflict with or violate any Law, Order or required consent or approval applicable to such Shareholder or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Shareholder under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of such Shareholder under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person under or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of such Shareholder, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Shareholder to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.5 Shareholder Shares. As of the date of this Agreement, such Shareholder has sole legal and beneficial ownership of the Shareholder Shares set forth opposite such Shareholder’s name on Schedule A hereto, and all such Shareholder Shares are owned by such Shareholder free and clear of all Liens, other than liens or encumbrances pursuant to this Agreement, the Company’s Organizational Documents or applicable federal or state securities laws. Other than the Shareholder Shares, such Shareholder does not legally or beneficially own any Company Ordinary Shares or any other Company shares securities that are convertible into or exercisable or for the Company Ordinary Shares or other securities. Such Shareholder has the sole right to vote the Shareholder Shares, and none of the Shareholder Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shareholder Shares, except as contemplated by this Agreement or the Company’s Organizational Documents.

1.6 Merger Agreement. Such Shareholder understands and acknowledges that SPAC, the Company and each of the Acquisition Entities are entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement. Such Shareholder has received a copy of the Merger Agreement and is familiar with the provisions of the Merger Agreement.

1.7 Adequate Information. Each of the Shareholders is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC, the Company, or any Acquisition Entity to make an informed decision regarding this Agreement and the transactions contemplated by the Merger Agreement and has independently and without reliance upon SPAC, the Company, or any Acquisition Entity and based on such information as such Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Each Shareholder acknowledges that none of SPAC, the Company and the Acquisition Entities have made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Each of the Shareholders acknowledges that the agreements contained herein with respect to the Shareholder Shares held by such Shareholder are irrevocable unless the Merger Agreement is terminated in accordance with its terms and shall only terminate upon the termination of this Agreement.

ARTICLE II

Representations and Warranties of Company

The Company hereby represents and warrants to the Shareholders and SPAC as follows:

2.1 Organization and Standing. The Company is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

2.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

2.3 Governmental Approvals. No Consent of or with any Governmental Authority on the part of the Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

2.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by the Company will not (a) conflict with or violate any provision of Company’s Organizational Documents, (b) conflict with or violate any Law, Order or required Consent applicable to the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party Consent or approval from any Person under or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Company Material Contract, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE III

Representations and Warranties of SPAC

SPAC hereby represents and warrants to the Shareholders and Company as follows:

3.1 Organization and Standing. SPAC is an exempted company duly incorporated validly existing and in good standing under the Laws of the Cayman Islands. SPAC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SPAC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

3.2 Authorization; Binding Agreement. SPAC has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of SPAC and no other corporate proceedings on the part of SPAC are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by SPAC and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms and subject to the Enforceability Exceptions.

3.3 Governmental Approvals. No Consent of or with any Governmental Authority on the part of SPAC is required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the consummation by SPAC of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of SPAC to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

3.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by SPAC will not (a) conflict with or violate any provision of SPAC’s Organizational Documents, (b) conflict with or violate any Law, Order or required Consent applicable to SPAC or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by SPAC under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of SPAC under, (viii) give rise to any obligation to obtain any third party Consent or approval from any Person under or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any SPAC Material Contract, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of SPAC to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE IV

Agreement to Vote; Certain Other Covenants of the Shareholders

Each Shareholder covenants and agrees with the Company and SPAC during the term of this Agreement as follows:

4.1 Agreement to Vote.

(a) In Favor of Mergers. At any meeting of the shareholders of the Company called to seek the Required Company Shareholder Approval, or at any adjournment thereof, or in connection with the written consent of the Company (the “Required Company Written Consent”) or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement, any other Ancillary Document, the Mergers, or any other Transaction is sought, each Shareholder shall (i) if a meeting is held, appear at such meeting or otherwise cause the Shareholder Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by written consent, if applicable) the Shareholder Shares in favor of granting the Required Company Shareholder Approval or the Required Company Written Consent or, if there are insufficient votes in favor of granting the Required Company Shareholder Approval, in favor of the adjournment or postponement of such meeting of the shareholders of the Company to a later date but not past the Outside Date.

(b) Against Other Transactions. At any meeting of shareholders of the Company or at any adjournment thereof, or in connection with any written consent of the shareholders of the Company or in any other circumstances upon which such Shareholder’s vote, consent or other approval is sought, such Shareholder shall vote (or cause to be voted) the Shareholder Shares (including by proxy, withholding class vote and/or written consent, if applicable) against (i) any business combination agreement, merger agreement or merger (other than the Merger Agreement and the Mergers), scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any public offering of any shares of the Company, or, in case of a public offering only, a newly-formed holding company of the Company or such material Subsidiaries, other than in connection with the Mergers, (ii) any alternative transaction relating to the Company, and (iii) other than any amendment to Company’s Organizational Documents expressly permitted under the terms of the Merger Agreement, any amendment of Company’s Organizational Documents or other proposal or transaction involving the Company or any of its Subsidiaries, which, in each of cases (i) and (iii) of this sentence, would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by the Company of, prevent or nullify any provision of the Merger Agreement or any other Ancillary Document, the Mergers, any other Transaction or change in any manner the voting rights of any class of the Company’s share capital.

(c) Revoke Other Proxies. Such Shareholder represents and warrants that any proxies heretofore given in respect of the Shareholder Shares that may still be in effect are not irrevocable, and such proxies have been or are hereby revoked, other than the voting and other arrangements under the Company’s Organizational Documents.

4.2 No Transfer. Other than (a) pursuant to this Agreement, (b) upon the written consent of the Company or (c) to an Affiliate of such Shareholder (provided that such Affiliate shall enter into a written agreement, in form and substance reasonably satisfactory to SPAC and the Company, agreeing to be bound by this Agreement to the same extent as such Shareholder was with respect to such transferred Shareholder Shares), from the date of this Agreement until the date of termination of this Agreement, such Shareholder shall not, directly or indirectly, (w) (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of (including by gift, tender or exchange offer, merger or operation of law), directly or indirectly, encumber or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any Shareholder Share, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shareholder Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”), or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Shareholder Shares to any Person other than pursuant to the Mergers, (x) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Shareholder Shares), or enter into any other agreement, with respect to any Shareholder Shares, in each case, other than as set forth in this Agreement or the voting and other arrangements under the Company’s Organizational Documents, (y) take any action that would make any representation or warranty of such Shareholder herein untrue or incorrect, or have the effect of preventing or disabling such Shareholder from performing its obligations hereunder, or (z) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying such Shareholder from performing any of its obligations hereunder. Any action attempted to be taken in violation of the preceding sentence will be null and void. Each Shareholder agrees with, and covenants to, SPAC and the Company that such Shareholder shall not request that the Company register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Shareholder Shares.

4.3 No Solicitation. During the term of this Agreement, each Shareholder agrees not to, directly or indirectly, (a) solicit, initiate or knowingly encourage or facilitate any inquiry, proposal, or offer which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) participate in any discussions or negotiations regarding, or furnish or receive to or from any Person (other than the Company, SPAC, any Acquisition Entity, the Company’s Affiliates and their respective Representatives) any nonpublic information relating to the Company or its Subsidiaries, in connection with any Acquisition Proposal, (c) approve or recommend, or make any public statement approving or recommending an Acquisition Proposal, (d) enter into any letter of intent, merger agreement or similar agreement providing for an acquisition proposal, (e) make, or in any manner participate in a “solicitation” (as such term is used in the rules of the SEC) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to voting of Shareholders Shares intending to facilitate any Acquisition Proposal or cause any Shareholder of the Company not to vote to adopt the Merger Agreement and approve the Mergers, (f) become a member of a “group” (as such term is defined in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of an Acquisition Proposal or (g) otherwise resolve or agree to do any of the foregoing. Each Shareholder shall promptly (and in any event within 48 hours) notify the Company after receipt by such Shareholder of any Acquisition Proposal, any inquiry or proposal that would reasonably be expected to lead to an Acquisition Proposal or any inquiry or request for nonpublic information relating to the Company or its Subsidiaries by any Person who has made or would reasonably be expected to make an Acquisition Proposal. Thereafter, such Shareholder shall keep the Company reasonably informed, on a prompt basis (and in any event within 48 hours), regarding any material changes in the status and material terms of any such proposal or offer. Each Shareholder agrees that, following the date hereof, it and its Representatives shall cease and cause to be terminated any existing activities, solicitations, discussions or negotiations by such Shareholder or its Representatives with any parties conducted prior to the date hereof with respect to any Acquisition Proposal. Notwithstanding anything contained herein to the contrary, (x) no Shareholder shall be responsible for the actions of the Company or its board of directors (or any committee thereof), any Subsidiary of the Company, or any officers, directors (in their capacities as such), employees, professional advisors of any of the foregoing (the “Company Related Parties”), including with respect to any of the matters contemplated by this Section 4.3, (y) no Shareholder makes any representations or warranties with respect to the action of any of the Company Related Parties, and (z) any breach by the Company of its obligations under the Merger Agreement shall not be considered a breach of this Section 4.3 (for the avoidance of doubt, it being understood that each Shareholder shall remain responsible for any breach by it or its Representatives (other than any such Representative that is a Company Related Party) of this Section 4.3.

4.4 Support of Mergers. During the term of this Agreement, each Shareholder shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary to consummate the Mergers on the terms and subject to the conditions applicable thereto and shall not take any action that would reasonably be expected to materially delay or prevent the satisfaction of any of the conditions to the Mergers set forth under the Merger Agreement.

4.5 Waiver of Appraisal and Dissenters’ Rights. Such Shareholder hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ or appraisal rights under Cayman Companies Act and any other similar statute in connection with the Mergers and the Merger Agreement.

4.6 New Shares. In the event that prior to the Closing (a) any shares of the Company or other securities of the Company are issued or otherwise distributed to such Shareholder pursuant to any share dividend or distribution, or any change in any of the shares of the Company by reason of any share split-up, recapitalization, combination, exchange of shares or the like, (b) such Shareholder acquires legal or beneficial ownership of any Company securities after the date of this Agreement, including upon exercise of rights, options or settlement of restricted share units or (c) such Shareholder acquires the right to vote or share in the voting of any Company shares after the date of this Agreement (collectively, the “New Securities”), for the avoidance of doubt, the term “Shareholder Shares” shall be deemed to refer to and include such New Securities (including all such stock dividends and distributions and any securities into which or for which any or all of the Shareholder Shares may be changed or exchanged into).

4.7 Waiver of Anti-Dilution Protection. Each of the Shareholders hereby waives, forfeits, surrenders and agrees not to exercise, assert or claim, to the fullest extent permitted by applicable Law, any anti-dilution protection (if any) pursuant to the Company’s Organizational Documents in connection with the transactions contemplated by this Agreement, the Merger Agreement and the other Additional Agreements. Each Shareholder acknowledges and agrees that (a) this Section 4.7 shall constitute written consent waiving, forfeiting and surrendering any anti-dilution protection pursuant to the Company’s Organizational Documents in connection with the transactions contemplated by this Agreement, the Merger Agreement and the other Additional Agreements and (b) such waiver, forfeiture and surrender granted hereunder shall only terminate upon the termination of this Agreement.

ARTICLE V

Additional Agreements of the Parties

5.1 Termination. This Agreement shall terminate upon the earliest of (a) the Acquisition Merger Effective Time, (b) the unanimous written agreement of all the parties hereto, and (c) the termination of the Merger Agreement in accordance with its terms, and upon such termination, no party shall have any liability hereunder other than for its willful and material breach of this Agreement prior to such termination; provided, however, that no party to this Agreement shall be relieved from any liability to the other party hereto resulting from a willful breach of this Agreement.

5.2 Further Assurances. Each Shareholder shall, from time to time, (a) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as SPAC or the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Merger Agreement and the other Additional Agreements and (b) refrain from exercising any veto right, consent right or similar right (whether under the Company’s Organizational Documents or the Cayman Companies Act) which would impede, disrupt, prevent or otherwise adversely affect the consummation of the Mergers or any other transactions.

ARTICLE VI

General Provisions

6.1 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Company and SPAC in accordance with the Merger Agreement and to such Shareholder at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

6.2 Disclosure. Each of the Shareholders hereby authorizes SPAC and the Company to publish and disclose in any announcement or disclosure required by the SEC, such Shareholder’s identity and ownership of the Shareholder Shares and the nature of the Shareholder’s obligations under this Agreement.

6.3 Miscellaneous. The provisions of Articles XII and XV of the Merger Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

AlphaTime Acquisition Corp

Signature:	/s/ Dajiang Guo
Name:	Dajiang Guo
Title:	Chief Executive Officer

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

HCYC Group Company Limited

Signature:	/s/ Ding Xiameng (丁霞梦)
Name:	Ding Xiameng (丁霞梦)
Title:	Chairman

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

SHAREHOLDER OF COMPANY

HCYC WEALTH MANAGEMENT COMPANY LIMITED

Signature:	/s/ Ding Xiameng (丁霞梦)
Name:	Ding Xiameng (丁霞梦)
Title:	Authorized Signatory

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

SHAREHOLDER OF COMPANY

NEW SWAN CASTLE LIMITED

Signature:	/s/ Gai Jing
Name:	Gai Jing
Title:	Authorized Signatory

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

SHAREHOLDER OF COMPANY

ORIENTAL TREASURE CONSULTANT

Signature:	/s/ Fan Caisheng
Name:	Fan Caisheng
Title:	Authorized Signatory

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

SHAREHOLDER OF COMPANY

HOTA STAR HOLDING LIMITED

Signature:	/s/ Yang Yun
Name:	Yang Yun
Title:	Authorized Signatory

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

SHAREHOLDER OF COMPANY

BSTAR GROUP LIMITED

Signature:	/s/ Feng Heying
Name:	Feng Heying
Title:	Authorized Signatory